As filed with the Securities and Exchange Commission on February 2, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SANDISK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0191793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 McCarthy Boulevard
Milpitas, California 95035
(408) 801-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. Brelsford, Esq.
General Counsel, Senior Vice President
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, California 95035
(408) 801-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Timothy R. Curry, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 473-2600
Facsimile: (650) 473-2601

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

   If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☑

   If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common Stock, par value $0.001 per share (3)	—	—	—	—
Preferred Stock	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Units	—	—	—	—

(1)
Includes an unspecified amount of securities of each identified class of securities in reliance on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). It also includes securities that may be issued on conversion of other securities or on exercise of warrants with regard to which additional consideration may or may not be required. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
An unspecified aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.

(3)
Each share of common stock is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between the Registrant and ComputerShare Trust Company, Inc. dated September 15, 2003, as amended by Amendment No. 1 to Rights Agreement dated November 6, 2006. Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the common stock and are transferred solely with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may offer and sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	senior subordinated debt securities and/or convertible securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

We may offer these securities in amounts, at prices and on terms determined at the time of each offering thereof. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and the securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SNDK.” On January 30, 2009, the last reported sale price for our common stock was $11.43 per share.

We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

The date of this prospectus is February 2, 2009.

TABLE OF CONTENTS

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any of the securities or any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any person to make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement. If any person does make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed materially since that date.

References in this prospectus to “SanDisk,” the “Company,” “we,” “us” and “our” refer to SanDisk Corporation and its subsidiaries, unless otherwise specified. “SanDisk” is a registered trademark of SanDisk Corporation. All other trade names used in this prospectus are trademarks of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains an Internet website at www.sec.gov that contains periodic reports, proxy and information statements, and other information about registrants that file electronically with the SEC, including us. Our recent SEC filings are also available to the public free of charge at our website at www.sandisk.com. Except for the documents described below, information on or accessible through our website is not incorporated by reference into this prospectus.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SNDK.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates. Any statement in a document incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, filed on February 25, 2008 (the “2007 Form 10-K”);

•	the information specifically incorporated by reference into the 2007 Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 14, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2008, filed on May 8, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2008, filed on August 6, 2008;

•	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 29, 2008, filed on August 11, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008, filed on November 7, 2008;

•	our Current Reports on Form 8-K, filed with the SEC on May 6, 2008, June 17, 2008, September 17, 2008, and November 12, 2008;

•
The description of our common stock contained in the Registration Statement on Form 8-A filed on September 8, 1995, including any amendments or reports filed for the purpose of updating such description; and

•
The description of our stockholders’ rights plan contained in the Registration Statement on Form 8-A filed on September 25, 2003, including an amendment to the description contained in the Registration Statement on Form 8-A/A filed on November 8, 2006.

You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (408) 801-1000 between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time: Investor Relations, SanDisk Corporation, 601 McCarthy Boulevard, Milpitas, California 95035. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.sandisk.com. Except for the documents described above, information on our website is not incorporated by reference into this prospectus.

The mailing address of our principal executive offices is 601 McCarthy Boulevard, Milpitas, California 95035, and our telephone number at that location is (408) 801-1000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. When used in this prospectus, any prospectus supplement and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements include, without limitation, statements regarding our business prospects, production schedules and output and effects on financial performance, market trends and opportunities, including in particular markets such as mobile handsets, digital cameras, video, GPS, SSD, smart flash drives and gaming, expectations for new product introductions, features, applications, categories and standards, technological advancements, including 3-bits per cell, or X3, 4-bits per cell, or X4, 3D Read/Write storage technologies and 43-nanometer feature sizes or smaller, new markets and customers, market share, supply and demand, captive versus non-captive supply mix, sales, megabytes sold, average capacities of products sold, prices and planned price reductions, including anticipated consumer response to those reductions, operating expenses and our cost competitiveness, foreign exchange trends, personnel plans, capital equipment expenditures and guarantees, captive manufacturing capacity, financial commitments related to our manufacturing capacity, potential funding sources, our branding activities, expected tax rates and our intellectual property protection strategies that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.

Risks that may cause these forward-looking statements to be inaccurate or cause our actual results to differ materially from our expectations include, among others:

•	fluctuations in our operating results;

•	competitive pricing pressures and industry-wide supply;

•	level of demand and consumer confidence due to a continuing global economic downturn;

•	inability to match our captive memory output to overall market demand for our products;

•
market demand for some or all of our products may grow more slowly than we expect or there may be slower than anticipated adoption rates for these products in new markets that we are targeting, and new markets may grow more slowly than we anticipate;

•
future average selling price erosion that may be more severe than our expectations due to decreased demand or excess industry capacity of flash memory from ourselves as well as from existing suppliers or from new competitors;

•
license and royalty revenues may decline significantly in the future as our existing license agreements and key patents expire or if licensees fail to perform on a portion or all of their contractual obligations, which may also lead to increased patent litigation costs;

•	new product introductions may not occur at the time or in the geographies we expect;

•
customers incorporating our products into their current or future products may fail to do so, may not introduce or ship those products as we anticipate or may not achieve broad market acceptance for such products;

•	potential delays in the emergence of new markets and products for NAND flash memory and acceptance of our products in these markets;

•	increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen;

•	timing of sell-through by our distributors and retail customers;

•
any interruption of or delay in supply from any of the semiconductor manufacturing facilities, including test and assembly facilities, that supply products to us, or our inability to obtain sufficient supply to satisfy potential demand;

•
significant downgrade in our corporate rating by any rating agency may impair the ability of our flash ventures with Toshiba to obtain future equipment lease financings on terms consistent with current leases, or at all, and could cause a default under certain leases;

•
difficulty in forecasting and managing inventory levels, particularly due to noncancelable contractual obligations to purchase materials such as custom non-memory materials, and the need to build finished product in advance of customer purchase orders;

•	inability to complete the transactions with Toshiba announced on January 30, 2009 that restructure our flash memory joint ventures in a timely manner, or at all;

•	increased purchases of non-captive flash memory, which typically costs more than captive flash memory and may be of less consistent quality;

•	higher than expected capital expenditures at our fabrication ventures;

•	unexpected yield variances and delays related to our conversion to advanced technologies;

•
inability to develop or unexpected difficulties or delays in developing or manufacturing with acceptable yields, X3, X4, 3D Read/Write, or other advanced, alternative technologies or difficulty in bringing advanced technologies into volume production at cost competitive levels;

•	higher than expected operating expenses;

•	disruption in the manufacturing operations of suppliers, including suppliers of sole-sourced components;

•
errors or defects in our products caused by, among other things, errors or defects in the memory or controller components, including memory and non-memory components we procure from third-party suppliers;

•	impairment of long-lived assets, including our fab investments;

•	insufficient assembly and test capacity from our contract manufacturers or our Shanghai facility;

•	fluctuations in license and royalty revenues;

•	an adverse determination in any litigation against us or affecting us;

•	business interruptions due to earthquakes, hurricanes, power outages or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products;

•	adverse global economic and geo-political conditions, including acts of terror; and

•
other risks detailed in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including, but not limited to, under the caption “Risk Factors” in our Form 10-K for the year ended December 30, 2007 and our Form 10-Q for the quarter ended September 28, 2008.

All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein are based upon information available to us on the date of this prospectus, prospectus supplement or such document. We caution you that the risk factors described above may not be exhaustive as we operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement or any document incorporated herein by reference may not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus or any prospectus supplement, unless required by law to do so.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The table below presents our consolidated ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred share distributions for each of the periods indicated.  We computed these ratios by dividing earnings by fixed charges.  For this purpose, earnings consist of pretax income from continuing operations before minority interest, unconsolidated entities, cumulative effect of change in accounting principles, gain (loss) on sale of assets, and loss on early extinguishment of debt.  We further adjusted earnings by adding cash distributions from unconsolidated joint ventures and the management companies instead of the equity in their income and adding fixed charges net of capitalized interest.  Fixed charges consist of interest expense, whether capitalized or expensed, amortization of debt issuance costs, and preferred dividend requirements of consolidated subsidiaries, if any.  In the nine months ended September 28, 2008, earnings were insufficient to cover fixed charges by $302.8 million.

Nine Months Ended	Fiscal Years Ended
September 28, 2008	December 30, 2007	December 31, 2006	January 1, 2006	January 2, 2005	December 28, 2003
—	21.3x	36.9x	341.1x	44.4x	29.2x

USE OF PROCEEDS

We expect to use the net proceeds from the offerings for general corporate purposes.

DIVIDEND POLICY

We have never paid or declared any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. The decision whether to pay cash dividends will be made by our Board of Directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors.

LEGAL MATTERS

Certain legal matters will be passed upon for us by O’Melveny & Myers LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

February 2, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses payable by us in connection with the securities being registered under this registration statement. All of such fees and expenses are estimated:

Registration Fee — Securities and Exchange Commission	$	*
Nasdaq Global Select Market Listing Fee		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Fees and Expenses		**
Blue Sky Fees and Expenses		**
Rating Agency Fees and Expenses		**
Transfer Agent Fees		**
Miscellaneous		**
Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. We provide in our bylaws for indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to us and our stockholders. However, this provision in our certificate of incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of fiduciary duty as a director for (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payment of dividends or approval of stock repurchases and redemptions that are unlawful under Delaware law and (iv) any transaction from which the director derived any improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We have entered into indemnification agreements with our directors and certain officers that provide our directors and certain officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. We maintain officers’ and directors’ liability insurance.

ITEM 16.  EXHIBITS

Exhibit Number	Description
1.1*	Underwriting Agreement
4.1*	Form of Indenture (including form of notes)
4.2*	Form of Note for Senior Debt Securities
4.3*	Form of Note for Subordinated Debt Securities
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Agreement
4.6	Restated Certificate of Incorporation of the Registrant(1)
4.7	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated December 9, 1999(2)
4.8	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated May 11, 2000(3)
4.9	Certificate of Amendment to the Amended Restated Certificate of Incorporation of the Registrant dated May 26, 2006(4)
4.10	Amended and Restated Bylaws of the Registrant dated July 25, 2007(5)
4.11	Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on April 24, 1997(6)
4.12	Amendment to Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on September 24, 2003(7)
4.13	Rights Agreement, dated as of September 15, 2003, between the Registrant and Computershare Trust Company, Inc.(7)
4.14	Amendment No. 1 to Rights Agreement by and between the Registrant and Computershare Trust Company, Inc., dated as of November 6, 2006(8)
4.15	Indenture (including form of Notes) with respect to the Registrant’s 1.00% Convertible Senior Notes due 2013 dated as of May 15, 2006 by and between the Registrant and The Bank of New York(9)
5.1	Opinion of Counsel
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement hereto)
25.1*	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, if applicable.

(1)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-96298).
(2)	Previously filed as an Exhibit to the Registrant’s Form 10-Q for the quarter ended June 30, 2000.
(3)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-85686).
(4)	Previously filed as an Exhibit to the Registrant’s Form 8-K dated June 1, 2006.
(5)	Previously filed as an Exhibit to the Registrant’s Form 8-K dated July 27, 2007.
(6)	Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K/A dated April 18, 1997.
(7)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form 8-A dated September 25, 2003.
(8)	Previously filed as an Exhibit to the Registrant’s Form 8-A/A dated November 8, 2006.
(9)	Previously filed as an Exhibit to the Registrant’s Form 8-K dated May 15, 2006.

ITEM 17.  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in this form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           if the registrant is relying on Rule 430B:

(A)           each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 2nd day of February, 2009.

                                SANDISK CORPORATION (registrant)

By:	/s/ Judy Bruner
Judy Bruner Executive Vice President, Administration and Chief Financial Officer (on behalf of the Registrant and as Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eli Harari and Judy Bruner, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Harari	Chairman of the Board and Chief Executive Officer	February 2, 2009
Dr. Eli Harari	(Principal Executive Officer)

/s/ Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	February 2, 2009
Judy Bruner	(Principal Financial and Accounting Officer)

/s/ Irwin Federman	Vice Chairman of the Board and	February 2, 2009
Irwin Federman	Lead Independent Director

/s/ Steven J. Gomo	Director	February 2, 2009
Steven J. Gomo

/s/ Eddy W. Hartenstein	Director	February 2, 2009
Eddy W. Hartenstein

/s/ Catherine Pierson Lego	Director	February 2, 2009
Catherine Pierson Lego

/s/ Michael E. Marks	Director	February 2, 2009
Michael E. Marks

/s/ James D. Meindl	Director	February 2, 2009
James D. Meindl

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement
4.1*	Form of Indenture (including form of notes)
4.2*	Form of Note for Senior Debt Securities
4.3*	Form of Note for Subordinated Debt Securities
4.4*	Form of Warrant Agreement
4.5*	Form of Unit Agreement
4.6	Restated Certificate of Incorporation of the Registrant(1)
4.7	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated December 9, 1999(2)
4.8	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant dated May 11, 2000(3)
4.9	Certificate of Amendment to the Amended Restated Certificate of Incorporation of the Registrant dated May 26, 2006(4)
4.10	Amended and Restated Bylaws of the Registrant dated July 25, 2007(5)
4.11	Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on April 24, 1997(6)
4.12	Amendment to Certificate of Designations for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on September 24, 2003(7)
4.13	Rights Agreement, dated as of September 15, 2003, between the Registrant and Computershare Trust Company, Inc.(7)
4.14	Amendment No. 1 to Rights Agreement by and between the Registrant and Computershare Trust Company, Inc., dated as of November 6, 2006(8)
4.15	Indenture (including form of Notes) with respect to the Registrant’s 1.00% Convertible Senior Notes due 2013 dated as of May 15, 2006 by and between the Registrant and The Bank of New York(9)
5.1	Opinion of Counsel
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement hereto)
25.1*	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference, if applicable.

(1)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-96298).
(2)	Previously filed as an Exhibit to the Registrant’s Form 10-Q for the quarter ended June 30, 2000.
(3)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-85686).
(4)	Previously filed as an Exhibit to the Registrant’s Form 8-K dated June 1, 2006.
(5)	Previously filed as an Exhibit to the Registrant’s Form 8-K dated July 27, 2007.
(6)	Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K/A dated April 18, 1997.
(7)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form 8-A dated September 25, 2003.
(8)	Previously filed as an Exhibit to the Registrant’s Form 8-A/A dated November 8, 2006.
(9)	Previously filed as an Exhibit to the Registrant’s Form 8-K dated May 15, 2006.